Exhibit 99.1

FOR IMMEDIATE RELEASE

Concurrent Appoints Emory Berry as
Chief Financial Officer and Executive Vice President of Operations

ATLANTA, GA – 5 August  2008 - Concurrent (Nasdaq: CCUR), a worldwide leader in real-time Linux®-based computing technologies, today announced the appointment of Emory Berry as chief financial officer and executive vice president of operations.  Mr. Berry has been serving as Concurrent’s chief financial officer since March 2007 through a contract with TechCFO, with whom Mr. Berry was serving as a partner.

“Emory’s appointment represents another step in executing our vision for Concurrent,” stated Dan Mondor, Concurrent president and CEO. “Emory has been instrumental in the recent transformation of Concurrent’s finance and operations organizations.  His leadership has led to improvements in gross margins, cash position and overall fiscal discipline, as well as streamlined operations and an increased focus on critical vendor partnerships.  Emory’s continued leadership of Concurrent’s finance and operations underpins our plan to drive revenue growth and increase profitability.”

Mr. Berry is a CPA who brings 20 years of financial and operational experience with private and public firms in the high-tech and healthcare industries. He has held various senior financial positions in companies such as DVT Corporation and Firearms Training Systems, where he was CFO and treasurer, and EquiMed, where he served as corporate controller.  He began his career as an auditor with Ernst and Young, LLP.  Mr. Berry holds a BBA in accounting from Samford University and an MBA in accounting from Georgia State University. In June of this year, Mr. Berry was named a finalist in the 2008 Atlanta Business Chronicle’s “CFO of the Year” awards.

About Concurrent
Concurrent (Nasdaq: CCUR) is a leading provider of real-time Linux-based computing technologies for commercial and government markets.  Industries served include cable and telecommunications providers, defense and aerospace contractors, automotive manufacturers and financial institutions.  For over 40 years, Concurrent's best-of-breed products have enabled a range of time-critical solutions including: modeling and simulation, high speed data acquisition, visual imaging, low latency transaction processing and on-demand television.  Concurrent's on-demand products are utilized by major service providers in the cable and IPTV industries to deliver, monitor and measure video-on-demand (VOD) and other interactive television applications, and support over 32 million digital subscribers worldwide. Concurrent is a global company with regional offices in North America, Europe, Asia and Australia, and has products actively deployed in more than 26 countries.  Concurrent's products and services are recognized for being uniquely flexible, comprehensive, robust and reliable.  For more information, please visit www.ccur.com

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For more information, contact:

Concurrent Media Relations
Rebecca Biggs
GCI Group
404.242.8763
rbiggs@gcigroup.com

Concurrent Investor Relations
Kirk Somers
678.258.4000
investor.relations@ccur.com

Certain statements made or incorporated by reference in this release may constitute “forward-looking statements” within the meaning of the federal securities laws.  Statements regarding future events and development and our future performance, as well as our expectations, beliefs, plans, estimate or projections relating to the future, are forward-looking statements within the meaning of these laws.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected.

Important risk factors are discussed in our Form 10-K filed with the Securities and Exchange Commission on 31 August 2007, and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the heading “Risk Factors” are specifically incorporated by reference in this press release.  Our forward-looking statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information, or otherwise.

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Concurrent Computer Corporation, its logo and Everstream and its logo are registered trademarks of Concurrent Computer Corporation. All other Concurrent product names are trademarks of Concurrent while all other product names are trademarks or registered trademarks of their respective owners.  Linux® is used pursuant to a sublicense from the Linux Mark Institute.